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Exhibit 23.1

Independent Auditors' Consent

The Board of Trustees
Falcon Financial Investment Trust:

We consent to the incorporation by reference in the registration statement (No. 333-112445 ) on Form S-8 of Falcon Financial Investment Trust (the "Successor") of our report dated March 26, 2004, with respect to the consolidated statements of financial position of the Successor as of December 31, 2003, and of Falcon Financial, LLC (the "Predecessor") as of September 30, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders'/members' equity (deficit) and comprehensive income (loss) and cash flows for the periods from December 22, 2003 to December 31, 2003 (Successor period), and from October 1, 2003 to December 21, 2003, and for each of the years in the three-year period ended September 30, 2003 (Predecessor periods), and all related financial statement schedules, which report appears in the December 31, 2003 annual report on Form 10-K of the Successor.

/s/ KPMG LLP

New York, New York
March 26, 2004

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Independent Auditors' Consent